SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of Report) Date of earliest event reported: March 2, 2004

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)		77002 (Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

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(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Exhibit Index
Underwriting Agreement dated March 2, 2004
Form of Book-Entry Note
Officers' Certificate
Guarantee Agreement dated March 5, 2004

Item 5. Other Events

     On March 2, 2004, Waste Management, Inc. (the “Company”) entered into an underwriting agreement for the public offering of $350 million of its 5.00% Senior Notes due 2014 (the “Notes”). The Notes are to be issued under an Indenture dated as of September 10, 1997 between the Company and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as Trustee. Closing of the issuance and sale of the Notes occurred on March 5, 2004. Further information is included in Exhibits 1, 4.1, 4.2 and 4.3.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits.

1	Underwriting Agreement dated March 2, 2004, among Waste Management, Inc., Waste Management Holdings, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J. P. Morgan Securities Inc., ABN AMRO Incorporated, BNP Paribas Securities Corp., PNC Capital Markets, Inc., Scotia Capital (USA) Inc., SunTrust Capital Markets, Inc. and Wachovia Capital Markets, LLC.

4.1	Form of Book-Entry Note representing 5.00% Senior Notes due 2014

4.2	Officers’ Certificate

4.3	Guarantee Agreement dated March 5, 2004 by Waste Management Holdings, Inc. in favor of the holders of Waste Management, Inc.’s 5.00% Senior Notes due 2014.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: March 5, 2004	By:	/s/ Cherie C. Rice
Cherie C. Rice
Vice President and Treasurer

Exhibit Index

Exhibit
Number	Description
1	Underwriting Agreement dated March 2, 2004, among Waste Management, Inc., Waste Management Holdings, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J. P. Morgan Securities Inc., ABN AMRO Incorporated, BNP Paribas Securities Corp., PNC Capital Markets, Inc., Scotia Capital (USA) Inc., SunTrust Capital Markets, Inc. and Wachovia Capital Markets, LLC.

4.1	Form of Book-Entry Note representing 5.00% Senior Notes due 2014

4.2	Officers’ Certificate

4.3	Guarantee Agreement dated March 5, 2004 by Waste Management Holdings, Inc. in favor of the holders of Waste Management, Inc.’s 5.00% Senior Notes due 2014.